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                                                                    EXHIBIT 10.4

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is entered into as of April 23, 2002 by and among Sensar Corporation, a Nevada corporation (the "Company"), and Joe Kowal ("Consultant"), and each person who becomes a "Holder" (as defined herein) from time to time, with reference to the following facts:

     A. Consultant is providing consulting services to the Company in exchange for, among other things, a Warrant (the "Warrant"), dated of even date herewith, issued to Consultant to purchase 1,000,000 shares of common stock, $.001 par value ("Common Stock"), of the Company.

     B. The Company and Consultant mutually desire for the Consultant to have certain registration rights subject to the terms, conditions and limitations of this Agreement.

     NOW, THEREFORE, in reliance upon the foregoing recitals and in consideration of the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 DEFINED TERMS. Capitalized terms used in this Agreement shall have the meanings ascribed to them in Article 4 or otherwise set forth in the text of this Agreement.

                                   ARTICLE 2
                              REGISTRATION RIGHTS

     2.1 In case the Company shall receive from any Holder or Holders of not less than seventy five percent (75%) of the Registrable Securities then outstanding, a written request or requests that the Company affect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.1.(b): (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to

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inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $50,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.1; provided, however, that (A) the Company shall not utilize this right more than once in any twelve (12)-month period, and (B) if this right is exercised by the Company during the period commencing three months prior to the "Expiration Date" (as defined in the Warrant), the Expiration Date under the Warrant will be extended for a number of days equal to the number of days that the Company deferred the filing of the Form S-3 Registration Statement; or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a Registration Statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders but not more than sixty (60) days after the receipt of such request.

          (d) The Form S-3 registration rights described in this Section 2.1 may be exercised only once.

          (e) It shall be a condition precedent to the effectiveness of any request to register Registrable Shares under this Section 2.1 that the Holders shall have exercised the Warrant with respect to at least 100,000 shares of Common Stock subject thereto.

     2.2 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.1 shall be paid by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration). All Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by the holders of the securities registered, pro rata on the basis of the number of their shares so registered.

     2.3 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder of Registrable Securities included in such registration advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will do the following for the benefit of such Holders:

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          (a) Keep such registration effective for a period of one hundred twenty days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Securities Act and applicable state securities laws;

          (b) Use its Best Efforts to register or qualify the Registrable Securities covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the selling shareholders may reasonably request; PROVIDED, THAT the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

          (c) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

          (d) Permit the counsel to the selling shareholders to inspect and copy such corporate documents as such counsel may reasonably request, subject to execution by such counsel of an appropriate confidentiality agreement.

     2.4  INDEMNIFICATION.

          (a) The Company will, and hereby does, indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or securities act of any state or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

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          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holder's directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds received by such Holder upon sale of such Holder's securities.

          (c) Each party entitled to indemnification under this Section 2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 2.4 (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof). The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, PROVIDED THAT the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and PROVIDED, FURTHER, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall (i) furnish such

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information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and
(ii) shall reasonably assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall not be required to expend its funds in connection with such assistance.

          (d) If the indemnification provided for in subsections 2.4(a) or 2.4(b) is unavailable or insufficient to hold harmless an Indemnified Party under such subsections in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Registrable Securities, on the other, in connection with the statements or omissions, which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under subsection 2.4(c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company on the one hand, or the sellers of such Registrable Securities, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by PRO RATA allocation (even if all of the sellers of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this subsection. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection, the sellers of such Registrable Securities shall not be required to contribute any amount in excess of the amount, if any, by which the net proceeds received by such sellers for the Common Stock sold by each of them under such registration statement exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          (e) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under
Section 2.1 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company.

     2.5 INFORMATION BY HOLDER. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the

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distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement or otherwise required by applicable state or federal securities laws.

     2.6 "STANDOFF" AGREEMENT. Each Holder, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by Holder for a specified period (not to exceed 180 days) following the effective date of such Registration Statement.

     2.7  EXCEPTION TO REGISTRATION; TERMINATION.

          (a) The Company shall not be required to effect a registration under this Agreement if in the written opinion of counsel for the Company, such Holders of Registrable Securities may sell without registration under the Securities Act all Registrable Securities for which they requested registration under the provisions of the Securities Act and in the manner and in the quantity in which the Registrable Securities were proposed to be sold.

          (b) The registration rights granted under this Agreement will terminate thirty months following the Effective Time.

     2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner or retired partner of a Holder, or (ii) is a Holder's family member or trust for the benefit of an individual Holder, in each case only if after such assignment or transfer, the assignee holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 2.4 hereof; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                                   ARTICLE 3
                                 MISCELLANEOUS

     3.1 SPECIFIC ENFORCEMENT. Each party expressly agrees that the other parties and the Company would be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms or provisions of this Agreement by any party, the other parties and the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, and/or decree for specific performance, in accordance with the

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provisions hereof, without the necessity of proof of actual charges or the posting of a bond or other security.

     3.2 SUCCESSORS AND ASSIGNS. Except as provided herein to the contrary, and subject to the restrictions on transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, successors-in-title, heirs and assigns, and each such party shall hold all Registrable Securities subject to all of the terms and provisions of this Agreement.

     3.3 WAIVERS, AMENDMENTS, ETC. No waiver, modification or amendment of this Agreement shall be valid or binding unless such waiver, modification or amendment is in writing and duly executed by the Company and the Holders of a majority of the outstanding Registrable Securities.

     3.4 NOTICES. All notices under this Agreement shall be in writing. Any notice shall be deemed to have been duly given if delivered personally, mailed, certified mail, return receipt requested, or sent by nationally recognized overnight delivery service, to the parties hereto at the addresses set forth on Exhibit A. Upon notice from any party of a change of address, the Board will cause Exhibit A to be amended to reflect the new address of such party.

     3.5 GOVERNING LAW; INTERPRETATION. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the State of California. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. All parties have contributed to the preparation of this Agreement, which shall be interpreted as if all parties had drafted it.

     3.6 HEADINGS. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     3.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and with counterpart signature pages (including signature pages delivered by facsimile), all of which together shall for all purposes constitute one Agreement.

     3.8 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     3.9 NO THIRD PARTY BENEFICIARIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party to this Agreement, including without limitation any creditor of any party.

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     3.10 ATTORNEYS FEES. In the event of any litigation between the parties hereto, the prevailing party or parties shall be entitled to recover their out of pocket expenses (including fees and costs of attorneys) from the non-prevailing party or parties.

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                                   ARTICLE 4
                                  DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following respective meanings:

     AGREEMENT shall have the meaning specified in the Preamble.

     BEST EFFORTS with respect to the Company shall mean the reasonable good faith efforts of the Company.

     BOARD shall the Board of Directors of the Company.

     COMMISSION means the Securities and Exchange Commission and any successor agency of the United States federal government administering the Securities Act or the Exchange Act.

     COMMON STOCK shall have the meaning specified in Paragraph A of the Recitals.

     COMPANY shall have the meaning specified in the Preamble, and shall also include any successor entity to the Company.

     EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and interpretations thereunder.

     FORM S-3 means such form under the Securities Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission in substantially the same manner and to the same extent as Form S-3.

     HOLDER means the person who is the then record owner of Registrable Securities which have not been sold to the public.

     INDEMNIFIED PARTY shall have the meaning specified in Section 2.4(c).

     INDEMNIFYING PARTY shall have the meaning specified in Section 2.4(c).

     OTHER REGISTRABLE SHARES shall mean any shares of Common Stock which the Company has the obligation to register pursuant to any other registration rights agreements to which the Company is a party or is bound.

     PERSON shall mean any natural person, corporation, limited liability company, partnership, trust or other entity.

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     The term REGISTER, REGISTERED and REGISTRATION refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

     REGISTRABLE SECURITIES means (i) all of the shares of Common Stock issued or issuable upon exercise of the Warrant; and (ii) any Common Stock issued in respect of the shares described in clause (i) upon any stock split, stock dividend, recapitalization or other similar event. Securities will cease to be Registrable Securities when (a) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective, and they have been disposed of pursuant to such effective registration statement, (b) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) they have been otherwise transferred and new certificates or other evidences of ownership for them (not bearing a legend to the effect that such securities have not been registered under the Securities Act and may not be sold or transferred in the absence of registration or an exemption therefrom under the Securities Act, and not subject to any stop transfer order or other restriction on transfer) have been delivered by or on behalf of the Company, and they may be resold without subsequent registration under the Securities Act.

     REGISTRATION EXPENSES means all expenses incurred by the Company in compliance with Sections 2.1 or 2.2, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

     SECURITIES ACT shall mean the Securities Act of 1933, as amended.

     SELLING EXPENSES means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and any expenses and disbursements of any counsel or other advisor retained by such selling Holder.

     WARRANT shall have the meaning specified in Paragraph A of the Recitals.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                        SENSAR CORPORATION


                                        By: /s/ Steve Strasser, CEO
                                           -------------------------------------
                                            /s/ Joe Kowal
                                        ----------------------------------------
                                             Joe Kowal

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                                   EXHIBIT A

JDK Associates, Inc.
19800 MacArthur Boulevard, Suite 880
Irvine, California 92612

Sensar Corporation
One Jenner, Suite 100
Irvine, California 92618